                                   EXHIBIT 4.1

                                    FORM OF
                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 7, 2002, by and among GOOD GUYS, INC., a Delaware corporation (the "Company"), and those purchasers of the Company's Common Stock and Warrants set forth on Schedule I hereto (the "Purchasers").

        This Agreement is made pursuant to the Stock Purchase Agreement, dated as of March 7, 2002 (the "Stock Purchase Agreement"), by and between the Company and the Purchasers, pursuant to which the Company is issuing and selling up to 4,090,901 shares of its common stock, $.001 par value per share (the "Common Stock" or "Common Shares") and warrants to purchase up to 409,091 shares of the Common Stock (the "Warrants") to the Purchasers. The Common Shares and Warrants are being offered and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, and the provisions of Rule 506 of Regulation D, promulgated under the Securities Act. In order to induce the Purchasers to enter into the Stock Purchase Agreement, the Company has agreed to provide to the Purchasers (and their direct and indirect transferees, if any) the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing (the "Closing") under the Stock Purchase Agreement.

        In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      REGISTRATION RIGHTS

        (a) Filing of Form S-3 "Resale" Registration Statement. As soon as practical and, within fifteen (15) business days after the closing under the Stock Purchase Agreement, the Company shall file with the Securities and Exchange Commission (the "SEC" or the "Commission") a "resale" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act, or, in the event that Form S-3 is unavailable to the Company, a registration statement on such other SEC Form that is available to the Company (together with any exhibits, amendments or supplements thereto, and any documents incorporated by reference therein, the "Registration Statement"), with respect to the Common Shares and the shares of Common Stock issuable pursuant to the exercise of the Warrants (the "Warrant Shares"), and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares or the Warrant Shares. The securities described in the preceding sentence are collectively referred to herein as the "Registrable Securities"; provided that the term "Registrable Securities" shall not include securities subject to the Registration Statement or transferred to a person other than a Permitted Transferee, as defined herein.

        The Registration Statement may not include securities of the Company other than Registrable Securities.

        (b) Effectiveness of Registration Statement. The Company shall, subject to Section 6 hereof, use its commercially reasonable best efforts to cause the Registration Statement to become effective within 90 days after the filing thereof, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all Securities have been resold under such Registration Statement, and (ii) the date on which all Registrable Securities may be resold pursuant to SEC Rule 144(k).

        In the event that the Registration Statement is not effective on or before the 100th day following the closing under the Stock Purchase Agreement (such date, the "Additional Warrant Date"), then the Company shall issue and deliver to each Purchaser additional Warrants to purchase a number of whole shares of Common Stock equal to the product of: (i) .01, and (ii) the number of shares of Common Stock purchased by such Purchaser pursuant to the Stock Purchase Agreement, as set forth on Schedule I hereto, with any fractional shares resulting from such calculation to be disregarded.

        In addition, with respect to each 30 day period after the Additional Warrant Date that the Registration Statement is not effective, the Company shall issue and deliver to the Purchasers additional Warrants to purchase a number of whole shares of Common Stock equal to the product of: (i) .01, and (ii) the number of shares of Common Stock purchased by such Purchaser pursuant to the Stock Purchase Agreement, as set forth on Schedule I hereto, with any fractional shares resulting from such calculation to be disregarded.

        Notwithstanding the foregoing provisions of this Section 1(b), but provided that the Registration Statement has been timely filed and the Company has used its commercially reasonable best efforts to cause such Registration Statement to become effective, the Company shall not be required to issue any additional Warrants under this Agreement with respect to any period of time during which the Registration Statement is not effective if the Company's failure to make the Registration Effective during such period directly results from any of the following events: (i) any banking moratorium declared by any United States federal or state authorities or other applicable authorities, including, without limitation, regulatory authorities; or (ii) any outbreak or escalation of hostilities, any declaration of war by the United States or any other national or international calamity, crisis or emergency, or any act or acts of terrorism.

        (c) Supplements; Amendments. Subject to Section 6 hereof, the Company shall supplement or amend the Registration Statement, (i) as required by Form S-3, including, without limitation, the instructions applicable to Form S-3, or by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under the Securities Act or the Exchange Act, respectively, and (ii) to include in the Registration Statement any additional securities that become Registrable Securities by operation of the definition thereof. The Company shall furnish to the holders of the Registrable Securities, or their permitted transferees, as appropriate (collectively, the "Holders"), to which the Registration Statement relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five (5) business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon with respect to the information contained therein regarding the Holders and any plan for resale of the Registrable Securities. The Holders acknowledge that they have supplied the information regarding themselves and their plan of resale in the Registration Statement to be filed within five (5) business days of the Closing and hereby waive any notice of the initial filing of the Registration Statement, and that such Holders and their successors and assigns will promptly notify the Company of any changes in such information.

2.      EXPENSES

        The Company shall bear all expenses, fees and costs incurred in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and state securities, or "blue sky," fees and expenses and the expense of any special audits incident to or required by, or in connection with the filing and effectiveness of the Registration Statement (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), and the Holder shall pay all selling commissions, brokerage fees and stock transfer taxes applicable to the securities sold by such Holder.

3.      REGISTRATION PROCEDURES

        The Company will advise the Holders as to the status of the preparation, filing and effectiveness of the Registration Statement and, at the Company's expense, will:

               (a) furnish to each Holder copies of the Registration Statement (including all exhibits thereto) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of the Registration Statement and including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders for a period of at least three (3) business days, and the Company shall not file the Registration Statement or such prospectus or any amendment or supplement to the Registration Statement or prospectus if any Holder shall reasonably object within three (3) business days after the receipt thereof; a Holder shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to such Holder or its plan of resale;

               (b) furnish to each Holder one conformed copy of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of the Registration Statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including, without limitation, documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such Registration Statement, as each of the Holders, from time to time may reasonably request;

               (c) to the extent practicable, promptly upon the filing of any document that is to be incorporated by reference into the Registration Statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than five (5) business days after such document is filed with the Commission, provide copies of such document to the Holders, if requested, and make representatives of the Company available for discussion of such document and other customary due diligence matters; and provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

               (d) use its commercially reasonable best efforts (i) to register or qualify all Registrable Securities covered by the Registration Statement under state securities, or "blue sky," laws of such States of the United States of America as the Holders of Registrable Securities covered by the Registration Statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, consistent with the plan of distribution described in the prospectus included in the Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (e) subject to Section 6 hereof, promptly notify each Holder of Registrable Securities covered by the Registration Statement (i) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings for that purpose, (iii) of any request by the Commission for (A) amendments to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the

        Registration Statement, or (B) supplements to the prospectus forming a part of the Registration Statement, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and file an amendment to the Registration Statement or a supplement to the prospectus as the Company may deem necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and furnish to each Holder a reasonable number of copies of such supplement to, or amendment of, such prospectus, and, in the event of a stop order, use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

               (f) if reasonably requested by any Holder or if required by law or SEC rule or regulation, promptly incorporate in the Registration Statement by filing a Form 8-K, or file a supplement to the prospectus, to reflect any change in the information regarding the Holder;

               (g) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

               (h) use its commercially reasonable best efforts to cause all Registrable Securities included in the Registration Statement to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

4.      INDEMNIFICATION

        (a) Indemnification by the Company. The Company will indemnify:

                (i)     each of the Holders, as applicable,

                (ii) each of its officers, directors, members and partners, and

                (iii) each individual, partnership, joint stock company, corporation, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a "Person") controlling each of the Holders, with respect to the Registration Statement, against all expenses, claims, losses, damages and liabilities (or actions, investigations or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to the registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each Person controlling each of the Holders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use therein.

        (b) Indemnification by the Holders. Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such Registration Statement is being effected, indemnify the Company, each of its directors and officers, and each Person who controls the Company, against all Claims arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document made by or on behalf of such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by or on behalf of such Holder therein not misleading, and will reimburse the Company, its directors, officers, partners, members or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering memorandum or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

        (c) Procedures. Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim; provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise which does not include an unconditional release of the Indemnifying Party from all liability in respect to such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

        (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.      PROVISION OF INFORMATION BY THE HOLDERS

        Each of the Holders whose Registrable Securities are included in the Registration Statement shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement, and shall promptly notify the Company if such information becomes incorrect or misleading, or requires amendment or updating. Each of the Holders agrees that the plan of distribution included in any prospectus relating to the Registrable Securities shall be as set forth on
Schedule III hereto and that such Holder will not resell any Registrable Securities in any manner other than as provided therein or herein. The information regarding the Holders, other than the plan of distribution (which is set forth on Schedule III hereto) required for the initial filing of the Registration Statement has been provided by each Holder on Schedule II, and each Holder represents, warrants and covenants to the Company that such information is accurate and complete in all material respects consistent with Commission Regulation S-K, Items 507 and 508.

6.      HOLDBACK; POSTPONEMENT

        Notwithstanding the other provisions of this Agreement, if (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a extraordinary business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar extraordinary transaction not in the ordinary course of business) available to the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 45 days, provided that the Company may not postpone or suspend filing or effectiveness of a registration statement for more than 90 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) suspensions during any 365-day period; provided, however that no postponement or suspension shall be permitted for consecutive 45 day periods arising out of the same set of facts, circumstances or transactions.

7.      RULE 144 REPORTING

        (a) With a view to making available the benefits of certain rules and regulation of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, until the second anniversary of this Agreement, the Company will:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act ("Rule 144");

               (ii) use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) so long as a Holder owns any Registrable Securities, furnish the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

8.      MISCELLANEOUS

        (a) Assignment. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Securities permitted in accordance with the Stock Purchase Agreement, which transferee, upon registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities, shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of a Purchaser shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement and the Stock Purchase Agreement.

        (b) Interpretation.

               (i) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (ii) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               (iii) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        (c) Notices.

                             (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

                        (A) if to the Company, to 1600 Harbor Bay Parkway,
                Alameda, California, 94502, (510) 747-6000, Attention: Kenneth
                R. Weller, or at such other address as it may have furnished in writing to the Purchasers;

                        (B) if to the Purchasers, at the addresses listed on
                Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

                             (ii) Any notice so addressed shall be deemed to be given (A) if delivered by hand, on the date of such delivery, (B) if sent by overnight mail service, on the first business day following the date of such mailing, (C) if delivered by facsimile, on the date of such facsimile, or (D) if mailed by registered or certified mail, on the third business day after the date of such mailing.

        (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

        (e) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities.

        (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        (g) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way impaired thereby, and shall remain in full force and effect, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

        (i) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any wavier of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

        (j) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Agreement as of the date first set forth above.

                                        GOOD GUYS, INC.


                                        By: ___________________________________
                                            Name:  ____________________________
                                            Title: ____________________________

                                        PURCHASERS:


                                        __________________________________


                                        By: ___________________________________
                                            Name:  ____________________________
                                            Title: ____________________________


                                        __________________________________


                                        By: ___________________________________
                                            Name:  ____________________________
                                            Title: ____________________________


                                        __________________________________


                                        By: ___________________________________
                                            Name:  ____________________________
                                            Title: ____________________________

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

           Name and Address               No. of Common Shares               Purchase Price
           ----------------               --------------------               --------------
     _______________________              ____________________            ___________________
     _______________________
     _______________________
     Facsimile #(__) _______


     _______________________              ____________________            ___________________
     _______________________
     _______________________
     Facsimile #(__) _______

                                                                          $__________________

                                   SCHEDULE II

        Pursuant to the Registration Rights Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

                                             __________________________________

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

                                             __________________________________

3. The mailing address of the Registered Holder listed in response to item 1 above:

                                             __________________________________

                                             __________________________________

                                             __________________________________

4. The Social Security Number or Tax
Identification Number of the Registered Holder listed in response to item 1 above:

                                             __________________________________

                                  SCHEDULE III

                              PLAN OF DISTRIBUTION

        Any or all of the shares offered by the selling shareholders may be offered for sale and sold by, or on behalf of, the selling shareholders from time to time in varying amounts, including in block transactions, on the Nasdaq Stock Market, or the over-the-counter market, in privately negotiated transactions, or otherwise, at prices prevailing in such market or as may be negotiated at the time of the sale. The shares may be sold by the selling shareholders directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers designated from time to time. In the event the shares publicly offered through broker-dealers or agents, the selling shareholders may enter into agreements with respect thereto. Such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, and any such broker-dealers or agents that participate in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by them and any discounts and commissions might be deemed to be underwriting discounts or commissions under the Securities Act. Any such broker-dealers and agents may engage in transactions with, and perform services for, the Company. At the time a particular offer of shares is made by the selling shareholders, to the extent required, a prospectus supplement will be distributed which will set forth the aggregate number of shares being offered, and the terms of the offering, including the public offering price thereof, the name or names of any broker-dealers or agents, any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the selling shareholders.

        In order to comply with the securities laws of certain states, sales of shares offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of shares offered hereby must also be made by the selling shareholders in compliance with other applicable state securities laws and regulations.


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